EXHIBIT 10.6

FORM OF SUPPLEMENT & AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement dated as of                     , 2010 (the “Amendment”), is executed by Sports Properties Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement dated as of January 17, 2008 (the “Warrant Agreement”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms use herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

2. Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.00 per whole share in the case of both the Public Warrants and Founder Warrants, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than ten business days, provided that any such reduction shall be identical among all of the Warrants.”

(b) Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2. Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the consummation by the Company of (x) a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, as described more fully in the Company’s Registration Statement or (y) substantially all of the transactions contemplated by the Framework Agreement, dated as of November 18, 2009, between the Company and Medallion Financial Corp. (“Business Combination”) or (ii) January 17, 2009, and terminating at 5:00 p.m., New York City time, on the earlier to occur of (i) January 17, 2015 or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company, in its sole discretion, may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to registered holders of the Warrants of such extension of not less than 20 days and, further provided that any such extension shall be identical in duration among all of the Warrants. Notwithstanding the foregoing, a Warrant can expire unexercised regardless of whether a registration statement is current under the Act with respect to the Common Stock issuable upon exercise of the Warrants.”

(c) Section 3.3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.1 Payment. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, or, with respect to the Private Warrants only, by a “Cashless Exercise” (as defined below), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. If, with respect to the Private Warrants only, the Warrant Price is paid by a “Cashless Exercise”, each holder of such Private Warrants shall surrender such Private Warrants exercisable for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrants being exercised, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent pursuant to Section 6.2 hereof.”

(d) Section 6.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“6.1 Redemption. Subject to Section 6.4 hereof and the penultimate sentence of this Section 6.1, all (and not less than all) of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock has been equal to or greater than $18.75 per share on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. Notwithstanding the foregoing, the Registration Statement must be current in order for the Company to exercise its redemption rights pursuant to this Section 6, including during the period specified in Section 6.3 hereof. No Private Warrants shall be redeemable so long as such Private Warrant is held in the name of the original person or entity to which the Company issued such Private Warrant or, (i) in the case of holders who are natural persons, in the name of any person related to such natural person by blood, marriage or adoption or in the name of a trust established for the benefit of such natural person or permitted transferee or (ii) in the case of a holder that is an entity, in the name of any subsidiary, parent or other affiliate thereof. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of the Representative.”

(e) Section 6.3 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“6.3 Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption, provided, however, that, with respect to Private Warrants only, the Company may elect to require that the Warrant Price for such Private Warrants be paid through a Cashless Exercise pursuant to Section 3.3.1 hereof. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.”

3. Amendment. All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4. Remaining Provisions of Warrant Agreement. Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law of any jurisdiction.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED:

BANC OF AMERICA SECURITIES, LLC

By:
Name:
Title:

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